UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 23, 2009

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Riverfront Boulevard
Elmwood Park, New Jersey	07407
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-791-7600

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05     Costs Associated with Exit or Disposal Activities.

Global Manufacturing Strategy

On November 23, 2009, Sealed Air Corporation (“we” or “our”) committed to relocating our bagmaking and printing operations presently in Norderstedt, Germany.  This project is part of our previously announced global manufacturing strategy.  As part of our global manufacturing strategy, we have been working to develop manufacturing centers of excellence in order to drive improved productivity and efficiency.  Our strategy includes reviewing operating costs, capacity, strategic location, proximity to other facilities, and technology levels.  The Norderstedt facility has been part of our global strategic review and our decision was a result of that review.  The changes would terminate our bagmaking and printing operations in Norderstedt by June 30, 2010.  We intend to relocate the bagmaking and printing work to other existing facilities in Europe and plan to continue our production of medical products and maintain support functions in our Norderstedt facility.

We estimate that we will incur total costs of approximately $7.3 million in connection with this course of action, of which $7.0 million would be future cash expenditures.  These estimated costs, by major type, include:

(i)            $5.5 million for one time termination benefits for employees, which would be future cash expenditures;

(ii)           $1.2 million for other associated restructuring costs, primarily for equipment relocation, which would be future cash expenditures; and

(iii)          $0.6 million for other non-restructuring associated costs, of which $0.3 million would be future cash expenditures.

The above amounts are approximate due to rounding.

Cautionary Notice Regarding Forward-Looking Statements

Some of our statements in this Current Report on Form 8-K are forward-looking. These statements include comments as to future events and trends affecting our business, which are based upon our management’s current expectations and are necessarily subject to risks and uncertainties, many of which are outside our control.  Forward-looking statements can be identified by such words as “estimates,” “expects,” “intends,” “plans,” “should,” “will” and similar expressions.  The following are important factors that we believe could cause actual results to differ materially from those in our forward-looking statements: general economic conditions, particularly as they affect packaging utilization; changes in raw material and energy costs; currency translation effects; the success of our global manufacturing strategy; the effects of animal and food-related health issues; tax rates; and legal proceedings.  A more extensive list and description of these and other such factors can be found under the headings “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements,” which appear in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

	By:	/s/ Jeffrey S. Warren
	Name:	Jeffrey S. Warren
	Title:	Controller

Dated: November 30, 2009